Exhibit 23.1

Moores Rowland Mazars	Chartered Accountants Certified Public Accountants

34th Floor, The Lee Gardens 33 Hysan Avenue Causeway Bay, Hong Kong 33 34

Tel : (852) 2909 5555 Fax : (852) 2810 0032

Email : info@mr-mazars.com.hk Website : www.mr-mazars.com.hk
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 27, 2006 on our audits of the consolidated balance sheets of LJ International Inc. and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005. We also consent to the reference to our firm under the caption “Experts”.
Chartered Accountants
Certified Public Accountants, Hong Kong
Date: 16 October 2006

A member of Moores Rowland International an association of independent accounting firms throughout the world	A member firm of Mazars